Exhibit 5.2

[Letterhead of Wachtell, Lipton, Rosen & Katz]

September 25, 2020

Lincoln National Corporation
150 N. Radnor Chester Road
Radnor, Pennsylvania 19087

Ladies and Gentlemen:

We have acted as special counsel to Lincoln National Corporation, an Indiana corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (as it may be amended or supplemented from time to time, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the contemplated issuance from time to time of, among other securities, the following securities: (i) senior debt securities of the Company (the “Senior Debt Securities”), which may be issued pursuant to a Senior Indenture dated as of March 10, 2009, as supplemented from time to time, between the Company and The Bank of New York Mellon, as trustee, as amended by Article II of the First Supplemental Indenture, dated as of August 18, 2020, between the Company and The Bank of New York Mellon, as trustee (as so amended or supplemented, the “Senior Indenture”); (ii) subordinated debt securities of the Company (the “Subordinated Debt Securities”) which may be issued pursuant to a Subordinated Indenture, to be entered into by the Company and The Bank of New York Mellon, as trustee (the “Subordinated Indenture”); and (iii) junior subordinated debt securities of the Company (the “Junior Subordinated Debt Securities” and, together with the Senior Debt Securities and Subordinated Debt Securities, the “Debt Securities”), which may be issued pursuant to a Junior Subordinated Indenture, dated as of March 10, 2009, as supplemented from time to time, between the Company and The Bank of New York Mellon, as trustee (as so supplemented, the “Junior Subordinated Indenture” and, together with the Senior Indenture and Subordinated Indenture, the “Indentures”). The Debt Securities being registered will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the forms of each of the Senior Indenture, the Subordinated Indenture, and the Junior Subordinated Indenture included as exhibits to the Registration Statement; (iii) resolutions adopted by the Board of Directors of the Company; (iv) the restated articles of incorporation of the Company; (v) the amended and restated bylaws of the Company; and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereinafter expressed.

In rendering this opinion, we have assumed, without inquiry, (i) the due authorization, execution, authentication and delivery by all persons of the Registration Statement and each of the documents related thereto; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity to the original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies; (iv) the legal capacity of all natural persons and the genuineness of all signatures on the Registration Statement and all documents submitted to us; and (v) that the books and records of the Company are maintained in accordance with proper corporate procedures.

In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except to the extent we have opined on such matters below) the validity and binding effect on such parties. In addition, we have assumed (i) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ii) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Debt Securities are offered or issued as contemplated by the Registration Statement and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) that all Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) that a prospectus supplement or term sheet will have been prepared and filed with the Commission describing the Debt Securities offered thereby and will comply at all relevant times with all applicable laws; (v) the applicable Indenture or Indentures and indenture trustees will have been duly qualified under the Trust Indenture Act of 1939, as amended; (vi) that the Company will continue to be validly existing under the laws of Indiana; (vii) that the choice of New York law to govern the Indentures is a valid and legal provision; (viii) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary (x) to issue and sell the Debt Securities being offered and (y) to execute and deliver the applicable Indenture, purchase agreement, or other applicable operative document; and (ix) any securities issuable upon conversion, exchange, redemption or exercise of any Debt Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise. As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon, and assumed the accuracy of, statements and representations of officers and other representatives of the Company and others.

Based on the foregoing, and subject to the qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1. Assuming that the Senior Indenture, in the form filed as an exhibit to the Registration Statement, has been duly authorized by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby, and duly executed and delivered by the Company and the trustee, when (i) any required supplemental indenture in respect of the Senior Debt Securities has been duly authorized, executed and delivered; (ii) the Board of Directors of the Company, including any appropriate committee appointed thereby, or appropriate officers of the Company have taken any necessary action to approve the issuance and terms of the Senior Debt Securities and related matters; (iii) the form, terms, execution and delivery of the Senior Debt Securities and of their issuance and sale have been duly established in conformity with the Senior Indenture and the applicable Board Resolution (as defined in the Senior Indenture) or supplemental indenture relating to such Senior Debt Securities so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) the Senior Debt Securities have been duly executed, attested, issued, authenticated and delivered in accordance with the Senior Indenture and the applicable Board Resolution or supplemental indenture relating to such Senior Debt Securities, and duly issued, sold and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Senior Indenture and any duly authorized, executed and delivered underwriting agreement, warrants, warrant agreements, or other agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company (including any appropriate committee appointed thereby), the Senior Debt Securities (including any Senior Debt Securities duly issued (x) upon the exchange or conversion of any shares of preferred stock of the Company that are exchangeable or convertible into Senior Debt Securities, (y) upon exercise of any warrants issued by the Company exercisable for Senior Debt Securities or (z) as part of stock purchase units issued by the Company) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. Assuming that the Subordinated Indenture, in the form filed as an exhibit to the Registration Statement, has been duly authorized by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby, when (i) the Subordinated Indenture has been duly executed and delivered by the Company and the trustee; (ii) any required supplemental indenture in respect of the Subordinated Debt Securities has been duly authorized, executed and delivered; (iii) the Board of Directors of the Company, including any appropriate committee appointed thereby, or appropriate officers of the Company have taken any necessary action to approve the issuance and terms of the Subordinated Debt Securities and related matters; (iv) the form, terms, execution and delivery of the Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Subordinated Indenture and the applicable Board Resolution (as defined in the Subordinated Indenture) or supplemental indenture relating to such Subordinated Debt Securities so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (v) the Subordinated Debt Securities have been duly executed, attested, issued, authenticated and delivered in accordance with the Subordinated Indenture and the applicable Board Resolution or supplemental indenture relating to such Subordinated Debt Securities, and duly issued, sold and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture and any underwriting agreement, warrants, warrant agreements, or other agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company (including any appropriate committee appointed thereby), the Subordinated Debt Securities (including any Subordinated Debt Securities duly issued (x) upon the exchange or conversion of any shares of preferred stock of the Company that are exchangeable or convertible into Subordinated Debt Securities, (y) upon exercise of any warrants issued by the Company exercisable for Subordinated Debt Securities or (z) as part of stock purchase units issued by the Company) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

3.Assuming that the Junior Subordinated Indenture, in the form filed as an exhibit to the Registration Statement, has been duly authorized by all necessary action of the Board of Directors of the Company, including any appropriate committee appointed thereby, and duly executed and delivered by the Company and the trustee, when (i) any required supplemental indenture in respect of the Junior Subordinated Debt Securities has been duly authorized, executed and delivered; (ii) the Board of Directors of the Company, including any appropriate committee appointed thereby, or appropriate officers of the Company have taken any necessary action to approve the issuance and terms of the Junior Subordinated Debt Securities and related matters; (iii) the form, terms, execution and delivery of the Junior Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Junior Subordinated Indenture and the applicable Board Resolution (as defined in the Junior Subordinated Indenture) or supplemental indenture relating to such Junior Subordinated Debt Securities so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iv) the Junior Subordinated Debt Securities have been duly executed, attested, issued, authenticated and delivered in accordance with the Junior Subordinated Indenture and the applicable Board Resolution or supplemental indenture relating to such Junior Subordinated Debt Securities, and duly issued, sold and paid for as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Junior Subordinated Indenture and any underwriting agreement, warrants, warrant agreements, or other agreement relating to such issuance, against payment of the consideration fixed therefor by the Board of Directors of the Company (including any appropriate committee appointed thereby), the Junior Subordinated Debt Securities (including any Junior Subordinated Debt Securities duly issued (x) upon the exchange or conversion of any shares of preferred stock of the Company that are exchangeable or convertible into Junior Subordinated Debt Securities, (y) upon exercise of any warrants issued by the Company exercisable for Junior Subordinated Debt Securities or (z) as part of stock purchase units issued by the Company) will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following:

a.We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to the laws of any other jurisdiction. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. With respect to matters of Indiana law, we have relied upon the opinion of Eric B. Wilmer, Vice President and Senior Counsel of the Company, to be dated the date hereof and filed as Exhibit 5.1 to the Registration Statement.

b. Our opinions set forth above are subject to and may be limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, receivership, rearrangement, liquidation, conservatorship and other similar laws or equitable principles affecting or related to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent conveyances, preferences and equitable subordination; (ii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iii) public policy considerations which may limit the rights of parties to obtain remedies; (iv) an implied covenant of good faith and fair dealing; (v) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency; and (vii) the availability of equitable remedies, including, without limitation, specific performance or injunctive relief.

c.Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

d.We express no opinion as to the enforceability of any rights to indemnification or contribution provided for in any Indentures or other agreements which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

e.We express no opinion as to the enforceability of any provision in any Indentures or other agreements purporting or attempting to (i) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue; (ii) confer subject matter jurisdiction on a court not having independent grounds therefor; (iii) modify or waive the requirements for effective service of process for any action that may be brought; (iv) waive the right of the Company or any other person to a trial by jury; (v) provide that decisions by a party are conclusive; or (vi) modify or waive the rights to claims, notice, legal defenses, rights granted by law, subrogation, opportunity for hearing, evidentiary requirements, statutes of limitations, other procedural rights or other benefits that cannot be waived under applicable law.

f.We express no opinion as to the enforceability of (i) consents to, or restrictions upon, judicial relief; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) waivers of broadly or vaguely stated rights; (iv) provisions for exclusivity, election or cumulation of rights or remedies; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) grants of setoff rights; (vii) proxies, powers and trusts; (viii) restrictions upon non-written modifications and waivers; (ix) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; or (x) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

g. In addition, we express no opinion with respect to (i) whether acceleration of the Debt Securities may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon; (ii) compliance with laws relating to permissible rates of interest; or (iii) the creation, validity, perfection or priority of any security interest or lien.

h.You have informed us that you intend to issue the Debt Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Debt Securities you will afford us an opportunity to review the operative documents pursuant to which such Debt Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Debt Securities.

We consent to the use of this opinion as an exhibit to the Registration Statement.  We also consent to any and all references to us and this opinion in the prospectus which is part of said Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion letter is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly set forth herein. This opinion letter is not a guaranty nor may one be inferred or implied. Eric B. Wilmer, Vice President and Senior Counsel of the Company, may rely on this opinion in rendering his opinion to be dated the date hereof and filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz

WACHTELL, LIPTON, ROSEN & KATZ